Earnings Release | January 26, 2017

About GWB 2 Company Snapshot Stock Performance Strong Earnings Growth and Efficiency Market Presence Stock Performance 12/31/15 – 12/31/16: • Price Range: $22.68-$44.11 • Avg. Close: $31.82 • 12-month Price Increase: 50.2% (1) Source: American Banker's Association (2) Efficiency ratio and adjusted net income are non-GAAP measures. See appendix for reconciliations. • Full-service regional bank focused on relationship-based business and agribusiness banking • 174 banking branches across 9 states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota • Headquartered in Sioux Falls, South Dakota • 6th largest farm lender bank in the U.S. as of 09/30/16 (1) FY12 FY13 FY14 FY15 FY16 Q1FY16 Q1FY17 $73 $96 $105 $109 $121 $30 $37 $37 $10 $131 53% 51% 50% 48% 50% 45% 45% Net Income ($MM) Adj. Net Income ($MM) (2) Efficiency Ratio (2)

Executing on Strategy Focused Business Banking Franchise with Agribusiness Expertise Strong Profitability and Growth Driven by a Highly Efficient Operating Model Risk Management Driving Strong Credit Quality Strong Capital Generation and Attractive Dividend (1) This is a non-GAAP measure. See appendix for reconciliation. • Loan and deposit balances each grew in line with expectations • Total loans increased by $96.5 million, or 1.1%, compared to September 30, 2016 ◦ Impacted by $63.5 million FV adjustment on loans at FV driven by interest rates (offset by adjustment to related derivatives; no P&L impact) ◦ Customer balances increased by $159.9 million or 1.8% • Deposit balances increased by $101.5 million, or 1.2%, compared to September 30, 2016 • Fully diluted EPS of $0.63 for the quarter compared to $0.55 for 1QFY16, an increase of 14.5% • Attractive profitability metrics: 1.28% ROAA and 16.3% ROATCE(1) for the quarter • Efficiency ratio(1) of 45.1% equal to the same quarter of FY16 and an improvement from 48.5% in the September 2016 quarter as a result of decreased noninterest expenses • Net charge-offs of 0.22% of average loans (annualized) compared to negligible net charge-offs in Q1FY16 • Loans graded "Substandard" increased by 3.3% to $249.5 million and loans graded "Watch" increased by 2.2% to $334.7 million compared to September 30, 2016 while nonaccrual loans decreased by 1.8% • All regulatory capital ratios remain above minimums to be considered “well capitalized” and each capital ratio increased compared to September 30, 2016 • Quarterly dividend of $0.17 per share announced January 26, 2017; payable February 21, 2017 to stockholders of record as of the close of business on February 10, 2017 3

Revenue

Great Western Bancorp, Inc.

Revenue Highlights

- Net interest income (FTE) up 14.8% compared to 1QFY16 primarily driven by increased average loan balances
- NIM (FTE) down 3 basis points and adjusted NIM (FTE) [2] down 2 basis points sequentially and down 9 basis points and 2 basis points, respectively, compared to 1QFY16
  - Sequential decreases primarily due to higher average cash balances; loan yield and cost of deposits stable
- Noninterest income increased 61% compared to 1QFY16, primarily due to increases in service charges and other fees, mortgage and wealth management revenue

Net Interest Income ($MM) and NIM



$87.8
$100.2
$100.8
3.98%
3.92%
3.89%
3.73%
3.73%
3.71%
1QFY16
4QFY16
1QFY17
Net Interest Income (FTE)
NIM (FTE)
Adjusted NIM (FTE) (2)

NIM Analysis



3.92%
-0.03%
0.01%
0.00%
-0.01%
0.01%
-0.01%
3.89%
4Q FY16
Cash Mix
Investment Rate
Borrowings Rate
Loans, other Yield
Loans, SOP Yield
NOW-MMDA-Svgs Yield
1Q FY17

Noninterest Income [1]



Wealth management, $2,254
Mortgage banking income, net, $2,662
Other, $1,930
Service charges and other fees, $12,086

(1) Chart excludes changes related to loans and derivatives at fair value which netted $(5.0) million for the quarter. Dollars in thousands.
(2) Adjusted NIM (FTE) is a non-GAAP measure. See appendix for reconciliations.

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1QFY16 4QFY16 1QFY17 $44.2 $44.2 $54.6 $51.8 $2.7 $57.3 $52.5 45.1% 48.5% 45.1% Earnings, Expenses & Provision 5 Highlights Provision for Loan Losses ($MM)Noninterest Expense ($MM) Net Income ($MM) (1) Efficiency ratio and adjusted net income are non-GAAP measures. See appendix for reconciliations. 8% decrease in total noninterest expense sequentially • Net income increased 21.1% compared to 1QFY16 ◦ EPS of $0.63 per fully diluted share • Efficiency ratio(1) was 45.1%, equal to 1QFY16 and down from 48.5% for 4QFY16 ◦ Sequential decrease primarily driven by lower professional fees and acquisition expenses • Provision for loan losses increased compared to the same quarter in FY16 primarily driven by higher net-chargeoffs which were negligible in the comparable period Noninterest expense Acquisition expense Efficiency Ratio (1) 1QFY16 4QFY16 1QFY17 $3.9 $5.1 $7.0 1QFY16 2QFY16 3QFY16 4QFY16 1QFY17 $30 $30 $31 $31 $26 $34 $37 $37 $8 $34 $35 1.23% 1.24% 1.00% 1.19% 1.28% Net Income Adjusted Net Income (1) ROAA

Balance Sheet Overview 6 Balance Sheet Highlights Total Loans ($MM) Deposits ($MM) Capital (1) TCE / TA is a non-GAAP measure. See appendix for reconciliation. • Total loans grew $96.5 million, or 1.1%, during the quarter ◦ Growth impacted by $63.5 million FV adjustment (no P&L impact); customer balances up 1.8% • Deposits grew 1.2% during the quarter • Net cash reduction of $254.4 million deployed to pay down FHLB borrowings and invest in securities • All key regulatory capital ratios increased compared to September 30, 2016 1.2% FYTD growth FY13 FY14 FY15 FY16 1QFY17 $6,363 $6,787 $7,325 $7,819 $8,779 $864 $8,6831.1% FYTD growth Total Loans Loans Acquired FY13 FY14 FY15 FY16 1QFY17 $6,948 $7,052 $7,387 $7,742 $8,706 $863 $8,605 0.48% 0.36% 0.32% 0.32% 0.33% Total Deposits Deposits Acquired Cost of Deposits Tier 1 Capital Total Capital TCE / TA (1) FY13 FY14 FY15 FY16 1QFY17 12.4% 11.8% 10.9% 11.1% 11.2% 13.8% 12.9% 12.1% 12.2% 12.3% 8.2% 8.2% 8.3% 8.5% 8.7%

FY13 FY14 FY15 FY16 1QFY17 $219 $288 $310 $328 $335 $139 $358 $126 $414 $184 $494 $242 $570 $250 $585 5.6% 6.1% 6.7% 6.6% 6.7% Asset Quality 7 Highlights Net Charge-offs / Average Total Loans Strong Credit QualityWatch & Substandard Loans ($MM) “Watch” and “Substandard” loans remained stable as a percentage of total loans Watch Loans Substandard Loans % of Total Loans FY10 FY11 FY12 FY13 FY14 FY15 FY16 1QFY17 0.65% 0.88% 0.54% 0.44% 0.14% 0.13% 0.12% 0.22% FY12 FY13 FY14 FY15 FY16 1QFY17 2.76% 2.03% 1.16% 0.93% 1.46% 1.41% 42.4% 43.3% 60.2% 83.8% 51.1% 53.8% NALs / Total Loans Reserves / NALs • Ratio of ALLL / total loans was 0.76% at December 31, 2016 compared to 0.74% at September 30, 2016 and 0.81% at December 31, 2015 ◦ YoY reduction primarily a result of acquiring loans with no carryover of ALLL ◦ Total credit-related coverage is 1.28%(1), inclusive of acquired loan marks and credit adjustment on loans at fair value • Nonaccrual loans decreased by $2.2 million during the quarter • Loans graded “Watch” and “Substandard” increased $7.1 million and $7.9 million, respectively, during the quarter (1) Comprehensive credit coverage is a non-GAAP measure.

Proven Business Strategy 8 Focused Business Banking Franchise with Agribusiness Expertise Risk Management Driving Strong Credit Quality Attract and Retain High-Quality Relationship Bankers Invest in Organic Growth While Optimizing Footprint Deepen Customer Relationships Strong Profitability and Growth Driven by a Highly Efficient Operating Model Strong Capital Generation and Attractive Dividend Explore Accretive Strategic Acquisition Opportunities

Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment, beyond fiscal year 2016 are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties, including those related to the recently-completed acquisition of HF Financial Corp., that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and other periodic filings with the SEC, including its Quarterly Reports on Form 10-Q for the periods ended December 31, 2015, March 31, 2016 and June 30, 2016. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated January 26, 2017 and in Appendix 1 to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the SEC on January 26, 2017. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc. Disclosures 9

Appendix 1 Non-GAAP Measures

Non-GAAP Measures 11 At or for the three months ended: December 31, 2016 September 30, 2016 June 30, 2016 March 31, 2016 December 31, 2015 Adjusted net income and adjusted earnings per common share: Net income - GAAP $ 36,903 $ 33,758 $ 26,360 $ 30,674 $ 30,461 Add: Acquisition expenses 710 2,742 12,179 771 — Add: Tax effect at 38% (270) (1,042) (4,628) (293) — Adjusted net income $ 37,343 $ 35,458 $ 33,911 $ 31,152 $ 30,461 Weighted average diluted common shares outstanding 58,991,905 58,938,367 57,176,705 55,408,876 55,393,452 Earnings per common share - diluted $ 0.63 $ 0.57 $ 0.46 $ 0.55 $ 0.55 Adjusted earnings per common share - diluted $ 0.63 $ 0.60 $ 0.59 $ 0.56 $ 0.55 Tangible net income and return on average tangible common equity: Net income - GAAP $ 36,903 $ 33,758 $ 26,360 $ 30,674 $ 30,461 Add: Amortization of intangible assets 839 1,024 822 708 709 Add: Tax on amortization of intangible assets (163) (220) (220) (220) (220) Tangible net income $ 37,579 $ 34,562 $ 26,962 $ 31,162 $ 30,950 Average common equity $ 1,666,243 $ 1,647,155 $ 1,567,372 $ 1,488,398 $ 1,464,450 Less: Average goodwill and other intangible assets 750,290 750,756 727,707 703,866 704,576 Average tangible common equity $ 915,953 $ 896,399 $ 839,665 $ 784,532 $ 759,874 Return on average common equity * 8.8% 8.2% 6.8% 8.3% 8.3% Return on average tangible common equity ** 16.3% 15.3% 12.9% 16.0% 16.2% * Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods. ** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the three months ended:				
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):					
Net interest income - GAAP	$ 98,642	$ 98,227	$ 91,652	$ 86,338	$ 85,957
Add: Tax equivalent adjustment	2,142	2,012	1,905	1,791	1,826
Net interest income (FTE)	100,784	100,239	93,557	88,129	87,783
Add: Current realized derivative gain (loss)	(4,486)	(4,895)	(5,005)	(5,175)	(5,652)
Adjusted net interest income (FTE)	$ 96,298	$ 95,344	$ 88,552	$ 82,954	$ 82,131
Average interest-earning assets	$ 10,286,284	$ 10,173,743	$ 9,528,576	$ 8,892,465	$ 8,764,649
Net interest margin (FTE) *	3.89%	3.92%	3.95%	3.99%	3.98%
Adjusted net interest margin (FTE) **	3.71%	3.73%	3.74%	3.75%	3.73%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non ASC 310-30 loans:					
Interest income - GAAP	$ 99,339	$ 99,058	$ 91,829	$ 86,534	$ 85,567
Add: Tax equivalent adjustment	2,142	2,012	1,905	1,791	1,826
Interest income (FTE)	101,481	101,070	93,734	88,325	87,393
Add: Current realized derivative gain (loss)	(4,486)	(4,895)	(5,005)	(5,175)	(5,652)
Adjusted interest income (FTE)	$ 96,995	$ 96,175	$ 88,729	$ 83,150	$ 81,741
Average non ASC 310-30 loans	$ 8,515,947	$ 8,477,214	$ 7,903,860	$ 7,371,600	$ 7,193,143
Yield (FTE) *	4.73%	4.74%	4.77%	4.82%	4.83%
Adjusted yield (FTE) **	4.52%	4.51%	4.52%	4.54%	4.52%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.

** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

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Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the three months ended:				
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Efficiency ratio:					
Total revenue - GAAP	$ 112,549	$ 114,025	$ 100,749	$ 95,339	$ 94,601
Add: Tax equivalent adjustment	2,142	2,012	1,905	1,791	1,826
Total revenue (FTE)	$ 114,691	$ 116,037	$ 102,654	$ 97,130	$ 96,427
Noninterest expense	$ 52,537	$ 57,342	$ 61,222	$ 44,855	$ 44,220
Less: Amortization of intangible assets	839	1,024	822	708	709
Tangible noninterest expense	$ 51,698	$ 56,318	$ 60,400	$ 44,147	$ 43,511
Efficiency ratio *	45.1%	48.5%	58.8%	45.5%	45.1%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Tangible common equity and tangible common equity to tangible assets:					
Total stockholders' equity	$ 1,678,638	$ 1,663,391	$ 1,640,511	$ 1,509,202	$ 1,475,516
Less: Goodwill and other intangible assets	749,916	750,755	751,217	703,508	704,217
Tangible common equity	$ 928,722	$ 912,636	$ 889,294	$ 805,694	$ 771,299
Total assets	$ 11,422,617	$ 11,531,180	$ 11,453,222	$ 9,942,295	$ 9,957,215
Less: Goodwill and other intangible assets	749,916	750,755	751,217	703,508	704,217
Tangible assets	$ 10,672,701	$ 10,780,425	$ 10,702,005	$ 9,238,787	$ 9,252,998
Tangible common equity to tangible assets	8.7%	8.5%	8.3%	8.7%	8.3%
Tangible book value per share:					
Total stockholders' equity	$ 1,678,638	$ 1,663,391	$ 1,640,511	$ 1,509,202	$ 1,475,516
Less: Goodwill and other intangible assets	749,916	750,755	751,217	703,508	704,217
Tangible common equity	$ 928,722	$ 912,636	$ 889,294	$ 805,694	$ 771,299
Common shares outstanding	58,755,989	58,693,304	58,693,499	55,245,177	55,244,569
Book value per share - GAAP	$ 28.57	$ 28.34	$ 27.95	$ 27.32	$ 26.71
Tangible book value per share	$ 15.81	$ 15.55	$ 15.15	$ 14.58	$ 13.96

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Appendix 2 Accounting for Loans at FV and Related Derivatives

Loans at FV and Related Derivatives Overview Summary • For certain loans with an original term greater than 5 years with a fixed rate to the customer, Great Western Bank (“GWB”) has entered into equal and offsetting fixed-to-floating interest rate swaps with two US counterparties • Total size of the portfolio was $1.08 billion at December 31, 2016 • GWB has elected the Fair Value Option (ASC 825) on these loans and applies a similar treatment to the related derivatives: • Changes in the fair value of the loans and the derivatives and the current period realized cost (benefit) of the derivatives (i.e., the net pay fixed/receive floating settlement) are recorded in earnings through noninterest income • This differs significantly from most peers who have elected Hedge Accounting treatment • The historical election is irrevocable so the concept will be present for the foreseeable future in GWB’s financial statements even if different accounting elections are made on future originations • Management presents non-GAAP measures to provide more clarity on the underlying economics Income Statement Line Item: Net increase (decrease) in fair value of loans at fair value Net realized and unrealized gain (loss) on derivatives Net Relationship Notes Increase (decrease) in FV related to interest rates $ (63,462) $ 63,462 $ — (1) Increased (decrease) in FV related to credit $ (539) $ — $ (539) (2) Current period realized cost of derivatives $ — $ (4,486) $ (4,486) (3) Subtotal, loans at FV and related derivatives $ (64,001) $ 58,976 $ (5,025) (4) (1) Equal and offsetting each period. Changes in the FV of each financial asset and liability driven by current compared to contractual rates. (2) Management records an adjustment for credit risk in noninterest income based on loss history for similar loans, adjusted for an assessment of existing market conditions for each loan segment. The FV adjustment related to credit is not included in the ALLL but loans are included in the ALLL coverage ratio denominator. (3) Current period actual cost of fixed-to-float interest rate swaps. Within non-GAAP financial measures, management reclassifies this component to interest income, resulting in adjusted interest income, adjusted net interest income and adjusted NIM, reflecting the underlying economics of the transactions. All else equal, this drag on earnings will reduce as short-term LIBOR rates increase. (4) While US GAAP mandates the presentation of these items in noninterest income, management believes the residual net amount economically represents the net credit exposure of this segment of the portfolio - presented as a "credit-related charge" in the earnings release and elsewhere (see note (2)) - and the current period derivative cost which should be analyzed relative to gross interest income received from the loan customers (see note (3)) as presented in non-GAAP measures. 15